Exhibit 10.6

INVESTOR RIGHTS AGREEMENT

BY AND AMONG

EXAMWORKS, INC.

AND

THE INVESTORS PARTY HERETO

DATED AS OF MAY 7, 2010

INVESTOR RIGHTS AGREEMENT

          THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of May 7, 2010, by and among ExamWorks, Inc., a Delaware corporation (the “Company”) and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor,” and any additional investor that becomes a party to this Agreement in accordance with Section 4.9 hereof.

RECITALS

          WHEREAS, the Company is conducting an offering (the “Offering”) of up to 967,741 shares of its Series A Preferred Stock (as defined below) at $34.10 per share (the “Original Purchase Price);

          WHEREAS, the Company and each Investor have entered into a subscription agreement (the “Subscription Agreement”) in connection with the issuance and purchase of Series A Preferred Stock; and

          WHEREAS, in order to induce the Company to enter into the Subscription Agreements and to induce the Investors to invest funds in the Company pursuant to the Subscription Agreements, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock (as defined below) issuable upon conversion of the Series A Preferred Stock, to receive certain information from the Company, and shall govern certain other matters as set forth in this Agreement;

          NOW, THEREFORE, the parties hereby agree as follows:

     1. Definitions. For purposes of this Agreement:

          1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

          1.2 “Agreement” shall have the meaning given to such term in the introductory paragraph hereof.

          1.3 “Common Stock” means shares of the Company’s common stock, par value $0.0001 per share.

          1.4 “Company” has the meaning given to such term in the introductory paragraph hereof.

          1.5 “Completion Date” means the date that is the 24-month anniversary of the final closing date of the Offering.

          1.6 “Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or any issuer free writing prospectus or any “issuer information” filed or to be filed pursuant to Rule 433(d) under the Securities Act; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

          1.7 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          1.8 “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan or (ii) a registration relating to an SEC Rule 145 transaction.

          1.9 “Filing Date” means the date that is the 18-month anniversary of the final closing date of the Offering.

          1.10 “FINRA” means the Financial Industry Regulation Authority, Inc.

          1.11 “Form S-1” means such form under the Securities Act or any successor registration form under the Securities Act subsequently adopted by the SEC.

          1.12 “GAAP” means generally accepted accounting principles in the United States.

          1.13 “Holder” means any holder of Registrable Securities who is a party to this Agreement, including pursuant to Section 4.9 hereto.

          1.14 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein, or anyone residing in such person’s home.

          1.15 “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

          1.16 “IPO Registration Statement” shall have the meaning given to such term in Section 2.1(a) hereto.

          1.17 “Liquidated Damages” shall have the meaning given to such term in Section 2.1(a) hereto.

          1.18 “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 146,628 shares of Series A Preferred Stock.

          1.19 “Offering” shall have the meaning given to such term in the Recitals hereto.

          1.20 “Original Purchase Price” shall have the meaning given to such term in the Recitals hereto.

          1.21 “Other Selling Holders” shall have the meaning given to such term in Section 2.1(b) hereof.

          1.22 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

          1.23 “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 4.1 and excluding for purposes of Section 2, any shares for which registration rights have terminated pursuant to Section 2.11 of this Agreement.

          1.24 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

          1.25 “Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.10(b) hereof.

          1.26 “SEC” means the Securities and Exchange Commission.

          1.27 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

          1.28 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

          1.29 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          1.30 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.5.

          1.31 “Selling Holder” shall have the meaning given to such term in Section 2.1(b) hereof.

          1.32 “Selling Holder Counsel” shall have the meaning given to such term in Section 2.5 hereof.

          1.33 “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.0001 per share.

          1.34 “Subscription Agreement” shall have the meaning given to such term in the Recitals hereto.

     2. Registration Rights.

          2.1 Registration Rights with Respect to IPO.

               (a) IPO Registration Statement. Subject to Section 2.1(c), the Company shall (i) prepare and file with the SEC a Form S-1 registration statement under the Securities Act (the “IPO Registration Statement”) with respect to its IPO no later than the Filing Date and (ii) use commercially reasonable efforts to consummate the IPO as promptly as practicable, but in no event later than the Completion Date.

                    The Company acknowledges and agrees that the Holders of Registrable Securities will suffer damages if the Company fails to fulfill its material obligations under Section 2.1(a) hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay liquidated damages for each month (or any pro-rata portion of any month) on the Series A Preferred Stock held by Investors (over and above any dividends accruing or payable with respect thereto) equal to two percent (2%) of the Original Purchase Price, payable in arrears at the end of the month (or any pro rata portion thereof) (“Liquidated Damages”) if (i) the IPO Registration Statement has not been filed on or prior to the Filing Date or (ii) the IPO has not been consummated on or prior to the Completion Date, provided, however, that Liquidated Damages shall only be payable with respect to the period from the Filing Date or the Completion Date, as applicable, that the IPO Registration Statement has not been filed or the IPO has not been consummated, as applicable, and, provided further, that Liquidated Damages will not accrue under more than one of the foregoing clauses (i) or (ii) at any one time.

               (b) Inclusion of Registrable Securities in IPO. The Company shall notify each Holder of Registrable Securities in writing at least 20 days prior to filing the IPO Registration Statement of its rights to include Registrable Securities in the IPO Registration Statement, if any, pursuant to this Section 2.1. If Holders of Registrable Securities have the right to include Registrable Securities in the IPO Registration Statement, a Holder desiring to include all or any portion of its Registrable Securities (a “Selling Holder”) shall notify the Company in writing no later than five (5) days after the date of receipt of the Company’s notice, such notice to include the number of Registrable Securities such Selling Holder wishes to include in the IPO Registration Statement. Subject to Section 2.3 below, if and to the extent other existing stockholders of Common Stock (“Other Selling Holders”) will be registering Common Stock in the IPO Registration Statement, the Company shall use its best efforts to include in the IPO Registration Statement, such number of shares of Registrable Securities held by Selling Holders as is proportionate to the number of shares of Common Stock held by Other Selling Holders which are to be included in the IPO Registration Statement.

                (c) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Selling Holders, a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for the IPO Registration Statement to be filed or for the Company to consummate the IPO, and it is therefore essential to defer the filing of IPO Registration Statement and/or the closing of the IPO, then the Company shall have the right, without incurring the obligation to pay Liquidated Damages as set forth in Section 2.1(a) above, to defer such filing or closing for a period of not more than ninety (90) days following the Filing Date or Closing Date, as applicable; provided, however, that the Company may not utilize this right more than once.

                (d) Subordination/Exhibit A hereto. The Company and each Investor and Holder of Registrable Securities hereby agrees that Exhibit A attached hereto is hereby incorporated into this Agreement by this reference thereto and each unconditionally and irrevocably agrees to be legally bound by the terms, conditions and provisions contained in Exhibit A. Each reference in this Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to this Agreement together with Exhibit A.

          2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in the IPO or an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within five (5) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.5.

          2.3 Underwriting Requirements. In connection with the IPO pursuant to Section 2.1 and any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the Selling Holders in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Selling Holder or in such other proportions as shall mutually be agreed to by all such Selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. For purposes of the provision in this Section 2.3 concerning apportionment, for any Selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single Selling Holder, and any pro rata reduction with respect to such Selling Holder shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such Selling Holder, as defined in this sentence.

          2.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any Selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

          2.5 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the Selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company.

          2.6 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          2.7 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

               (b) To the extent permitted by law, each Selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such Selling Holder expressly for use in connection with such registration; and each such Selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under this Sections 2.7(b) and 2.7(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

               (c) Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

               (d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.7, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.7(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.7(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

          2.8 Rule 144. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may permit a Holder to sell securities of the Company to the public without registration, to the extent the Series A Preferred Stock constituted “restricted securities,” as such term is defined in Rule 144, the Company shall make and keep available adequate current public information, as those terms are understood and defined in Rule 144.

          2.9 Lock-up Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, which period may be extended upon the request of the managing underwriter, to the extent required by any FINRA rules, for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lockup period, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the IPO Registration Statement or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.9 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than five percent (5%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Series A Preferred Stock). The underwriters in connection with the IPO are intended third-party beneficiaries of this Section 2.9 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such IPO that are consistent with this Section 2.9 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

     2.10 Restrictions on Transfer.

               (a) The Series A Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Series A Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

               (b) Each certificate or instrument representing (i) the Series A Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii) upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.10(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

“THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES

ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. EXAMWORKS, INC. (THE "COMPANY"), IN ITS SOLE DISCRETION, SHALL HAVE THE RIGHT TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH ANY PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE.”

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

          The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.10.

               (c) The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2.10. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration, provided that each transferee agrees in writing to be subject to the terms of this Section 2.10. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.10(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

         2.11 Termination of Registration Rights. The right of any Holder to request inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2 shall terminate upon the earliest to occur of:

               (a) the closing of a Deemed Liquidation Event, as such term is defined the Certificate of Designation with respect to the Series A Preferred Stock;

               (b) when all of such Holder’s Registrable Securities could be sold without restriction under SEC Rule 144 within any 90-day period; or

               (c) the fifth (5th) anniversary of the closing of the IPO.

     3. Information and Inspection Rights

          3.1 Delivery of Financial Statements. The Company shall deliver to each Holder:

              (a) as soon as practicable after the end of each fiscal year of the Company, a copy of the annual consolidated financial statements of the Company consisting of, at least, balance sheets and statements of income and cash flow for such period, prepared in accordance with GAAP, audited by independent certified public accountants of recognized standing selected by the Company;

               (b) as soon as practicable after the end of each of the first three (3) quarters of each fiscal year of the Company, a copy of the quarterly unaudited consolidated financial statements of the Company consisting of, at least, balance sheets and statements of income and cash flow for such period, prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP); and

               (c) with respect to the financial statements called for in Section 3.1(a) and Section 3.1(b), an instrument executed by the chief financial officer and chief executive officer of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Section 3.1(b) and fairly present the financial condition of the Company and its results of operation for the periods specified therein.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries, provided that the audit referred to in Section 3.1(b) shall not be required to include and cover any consolidating financial statements.

Notwithstanding anything in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date sixty (60) days before the Company’s good faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

          3.2 Inspection Rights. The Company shall permit each Major Investor, at such Major Investor’s expense, for any proper purpose, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be requested with reasonably advance notice by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form and substance acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

          3.3 Termination of Information and Inspection Rights. The covenants set forth in Section 3.1 and Section 3.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO; (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(b), 12(g) or 15(d) of the Exchange Act or (iii) upon a Deemed Liquidation Event; or (iv) upon the agreement of holders of more than 66 2/3% of the Series A Preferred Stock, whichever event occurs first.

          3.4 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.4 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.4; (iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

     4. Miscellaneous.

          4.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inur to the benefit and be binding upon the respective successors and assigns of the parties (including permitted transferees of any shares of Registrable Securities); provided, however, that, with respect to any permitted transfer by a Holder, (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (ii) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.10. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. The Agent, the Lenders (as defined in Exhibit A hereto) and other holders of Senior Liabilities (as defined in Exhibit A hereto, including replacement agents and lenders) are express intended third party beneficiaries of this Agreement, including Exhibit A. Any purported transfer of any shares of Registrable Securities in violation or noncompliance with this Section 4.1 shall be null and void.

          4.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

          4.3 Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

          4.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company as set forth below and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 4.5.

If to the Company, at:

ExamWorks, Inc.
3280 Peachtree Road NE
Suite 2625
Atlanta, GA 30305
Attn: Richard E. Perlman, Co-Chairman
Facsimile No.: (646) 358-1779
Email: richardperlman@examworks.com

with a copy to:

Paul, Hastings, Janofsky & Walker LLP
600 Peachtree Street, N.E.
Suite 2400
Atlanta, GA 30308
Attention: Reinaldo Pascual
Facsimile No.: (404) 685-5227
Email: reypascual@paulhastings.com

          4.6 Amendments and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Section 2.10(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.10(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 4.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. Notwithstanding the foregoing in this Section 4.6, no amendment or modification of either Section 2.1(a) (or any other term, provision or section herein, if any, relating to the payment of any Liquidated Damages) or Section 2.1(d) (including Exhibit A hereto) shall be permitted or legally valid without the prior written consent of the Agent.

          4.7 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

          4.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

          4.9 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Series A Preferred Stock after the date hereof, whether pursuant to the Subscription Agreement or otherwise, any purchaser of such shares of Series A Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

          4.10 Entire Agreement. This Agreement (including any Schedules hereto) and the other documents delivered pursuant hereto, constitute the full and entire understanding and agreement among the parties with respect to the subject matter hereof, provided that, the parties hereto acknowledge and agree that (i) the Series A Preferred Stock is subject to the terms and conditions of the Certificate of Designation with respect thereto and (ii) the parties hereto are subject to the terms and conditions of that certain Stockholders Agreement by and among ExamWorks Holdings, LLLP, the other stockholders party thereto and the Company, dated as of July 14, 2008, as amended.

          4.11 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of New Castle County, Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of New Castle County, Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of New Castle County, Delaware or any court of the State of Delaware.

          4.12 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EXAMWORKS, INC.

By:	__________________________
Name:	__________________________
Title:	__________________________

[Investor Rights Agreement Signature Page]

INVESTOR:

____________________________________

By:	____________________________________
Name:	____________________________________
Title:	____________________________________

Address:	____________________________________
____________________________________

Phone Number:	____________________________________
Fax Number:	____________________________________
Email:	____________________________________

[Investor Rights Agreement Signature Page]

SCHEDULE A

Investors

Investor Name
Address
Phone Number
Fax Number
Email

Investor Name
Address
Phone Number
Fax Number
Email

Investor Name
Address
Phone Number
Fax Number
Email

[Schedule A to Investor Rights Agreement]

Exhibit A to Investor Rights Agreement

     For good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, each signatory to the Investor Rights Agreement (intending to be legally bound) hereby unconditionally and irrevocably agrees as follows; capitalized terms used below are defined in Section 15 hereof):

     1. Each Investor and Company agrees that the payment of any and all Junior Liabilities shall be and hereby is expressly made subordinate and junior in right of all Senior Liabilities being Satisfied, and all of the Senior Liabilities shall be Satisfied (including, without limitation, all interest accruing on any Senior Liabilities after commencement of any Proceeding whether or not such interest is allowable in any such Proceeding) before Investor shall be paid anything (of any kind or character, other than the accrual of dividends) on account of any of the Junior Liabilities; and until all of the Senior Liabilities are Satisfied, Company shall not at any time make, and Investor shall not demand, receive, retain, or accept, either directly or indirectly, payment (of any kind or character, other than the accrual of dividends) of all or any part of the Junior Liabilities without the prior written consent of Agent; provided, however, so long as no Senior Default has occurred and is continuing or would result therefrom and Borrowers are in compliance with the financial covenants set forth in the Loan Agreement both immediately before and will be in compliance therewith after any such contemplated payment, Company will be permitted to pay, and Investor may receive and accept, the applicable portion of the Junior Liabilities in cash; provided, further, if any Senior Default then exists or would be created or result, no such payment of any Junior Liabilities will be permitted.

     2. Company shall provide Investor with prompt (and in any event, within ten (10) days of the occurrence of any Senior Default) notice, provided that Agent may, in its sole discretion and without any obligation to do so, provide notice of such Senior Default directly to Investor. If Investor receives any payment from Company in respect of any of the Junior Liabilities in contravention of this Exhibit agreement (this “Exhibit”), such payment shall not be commingled with any assets of Investor, but shall be received and held in trust for Agent and Lenders and promptly turned over and delivered by Investor to Agent.

     3. (a) In the event of any Proceeding, the Senior Liabilities shall first be paid in full before Investor shall be entitled to receive and to retain any payment or distribution in respect of the Junior Liabilities. Agent may, at its sole discretion (and for the benefit of Lenders and Agent), in the name of Investor or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove, and vote or consent in any such proceedings identified in this Section 3(a) with respect to, any and all claims of Investor relating to the Junior Liabilities.

     (b) Until the Senior Liabilities are Satisfied and notwithstanding anything contained in any other instrument, agreement or document to the contrary, Investor shall not take any Subordinated Collection Action unless payment of the Junior Liabilities is otherwise expressly permitted by the terms of Section 1 hereof.

     4. Investor shall not without the prior written consent of Agent: (a) sue for, demand, transfer or assign, or attempt to enforce or collect, any Junior Liabilities or any rights in respect

[Exhibit A to Investor Rights Agreement]

thereof; (b) request, accept or take any lien, assignment, pledge, or security interest in any asset or property of Company as security for any Junior Liabilities; or (c) commence, or join with any other creditor in commencing, any Proceeding, unless in each case payment of the Junior Liabilities is otherwise expressly permitted by the terms of Section 1 hereof. Investor agrees that Investor will not at any time (directly or indirectly) contest the validity, perfection, priority or enforceability of the security interest and liens in any property or assets of Company granted, conveyed, assigned or pledged to Agent pursuant to the Loan Agreement and the Financing Agreements, and hereby agrees not to hinder Agent or take a position adverse to Agent in the defense of any action contesting the validity, perfection, priority or enforceability of any such security interest and liens.

     5. This Exhibit shall in all respects be a continuing agreement and shall remain in full force and effect (notwithstanding, without limitation, any Proceeding) until the earlier of (a) such time as the Senior Liabilities have been Satisfied, and (b) the consummation of the Company’s IPO (as defined in the Investor Rights Agreement).

     6. Agent and Lenders may, from time to time, whether before or after any discontinuance of this Exhibit, at their sole discretion and without notice of any kind to Investor, extend or renew for one or more periods (whether or not longer than the original period), alter, amend, modify, refinance or exchange, or release or compromise, any obligation or liability of any nature of any obligor with respect to, in each case, any of the Senior Liabilities, the Loan Agreement or any Financing Agreement (including, without limitation, the terms and provisions relating to the principal amount outstanding thereunder, the rate of interest thereof, the payment terms thereof and the provisions thereof regarding default, or any other matter whatsoever).

     7. Agent shall not be prejudiced in any of its rights under this Exhibit by any act or failure to act of Company, any other Borrower, or Investor, or any noncompliance of Company, any other Borrower or Investor with any agreement or obligation, regardless of any knowledge thereof which Agent may have or with which Agent may be charged.

     8. No delay on the part of Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification, amendment or waiver of any of the terms or provisions of this Exhibit be binding upon Agent except as expressly set forth in a writing duly signed and delivered by Agent. Investor acknowledges that Investor has had the opportunity to obtain independent legal advice in connection with the terms and provisions of this Exhibit.

     9. Investor acknowledges and agrees that the provisions of this Exhibit shall be binding on Investor in favor of any holder of the Senior Liabilities, including without limitation any replacement agent or lender. The provisions of this Exhibit shall be reinstated if at any time any payment of any of the Senior Liabilities is rescinded or must otherwise be returned by the holders of the Senior Liabilities for any reason whatsoever (including, without limitation, any Proceeding) all as though such payment had not been made.

[Exhibit A to Investor Rights Agreement]

     10. Investor shall promptly execute and deliver such further documents or certificates and take such further reasonable action as Agent may from time to time reasonably request to more fully carry out the intent and purpose of this Exhibit.

     11. Notices to be provided to Agent pursuant to this Exhibit shall be as follows: 222 South Riverside Plaza, 30th Floor, Chicago, Illinois 60606; Attention: Phil Renwick, Vice President; Telephone No. (312) 704-7349; Facsimile No. (312) 704-4127; with a copy to: Duane Morris LLP, 190 South LaSalle Street, Suite 3700, Chicago, Illinois 60603; Attention: Brian P. Kerwin, Esq.; Telephone No. (312) 499-6737; Facsimile No. (312) 499-6701.

     12. Investor hereby assumes responsibility for keeping informed of the financial condition of Company and of all other circumstances bearing upon the risk of nonpayment of the Senior Liabilities and Junior Liabilities, and agrees that Agent has no duty to advise Investor of information known to Agent regarding such condition or any such circumstances.

     13. Investor and Company (a) submit for themselves, respectfully, in any legal action or proceeding relating to this Exhibit, to the non-exclusive general jurisdiction of the courts of the State of Illinois, the courts of the United States of America for the Northern District of Illinois and Appellate Courts from any thereof; and (b) waive to the fullest extent permitted by law in connection with any such action or proceeding any objection that they may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agree not to plead or claim the same.

     14. INVESTOR, COMPANY AND AGENT WAIVE (TO THE FULLEST EXTENT PERMITTED BY LAW) ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, ANY COUNTERCLAIM) ARISING OUT OF THIS EXHIBIT.

15. As used herein, the following capitalized terms have the following meanings:

     “Agent” means Fifth Third Bank, an Ohio banking corporation, together with its successors and assigns, in its capacity as administrative agent for Lenders.

     “Borrowers” means, collectively, Company, Southwest Medical Examination Services, Inc., The Ricwel Corporation, CFO Medical Services, LLC, Diagnostic Imaging Institute, Inc., Ricwel of West Virginia, LLC, Pacific Billing Services, Inc., Set-Aside Solutions, LLC, Marquis Medical Administrators, Inc., IME Software Solutions, LLC, Florida Medical Specialties, Inc., ExamWorks Medical of New York, LLC, and the subsidiaries of Company that may from time to time hereafter become parties to the Loan Agreement.

“Company” means ExamWorks, Inc., a Delaware corporation.

     “Investor” means each of the investors listed on Schedule A to the Investors Rights Agreement, as such Schedule is supplemented or modified form time to time, including, without limitation, each holder of Registrable Securities (as defined in the Investors Rights Agreement) and the transferees thereof.

[Exhibit A to Investor Rights Agreement]

     “Junior Liabilities” means any and all liability or obligation of Company to make any penalty or liquidated damages payment (or payment of any other kind) to Investor under and pursuant to Section 2.1 of the Investor Rights Agreement.

     “Lenders” means, collectively, (a) Fifth Third Bank, an Ohio banking corporation in its individual capacity, (b) Bank of America, N.A., and (c) any and all other financial institutions, banks and lenders that may at any time from time to time be a party to the Loan Agreement.

     “Loan Agreement” means the Loan and Security Agreement dated as of December 18, 2009, as amended pursuant to certain consents and amendments among Agent, Lenders, Company and other Borrowers, as the same may be further amended, supplemented or modified from time to time.

“Person” means any person or entity of any kind.

     “Proceeding” means any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, readjustment, assignment for the benefit of creditors, marshaling of assets or liabilities, or other proceeding for the liquidation, dissolution or other winding up, of Company or its assets or property (including, without limitation, any such proceeding under the U.S. Bankruptcy Code), or otherwise, whether voluntary or involuntary.

     “Satisfied” means, with respect to the Senior Liabilities, that all of the Senior Liabilities shall have been indefeasibly paid in full in cash, and all financing arrangements and accommodations by and among the Borrowers, Agent and Lenders shall have been terminated and Lenders have no obligation to make any loans, financial accommodations or advance any funds that would constitute Senior Liabilities to any Borrower, and the cancellation of all related letters of credit, bankers’ acceptances, bank products, swaps and other hedging products or similar instruments issued under, or otherwise secured by or collateralized through, the Loan Agreement or any of the Financing Agreements.

     “Senior Default” means the occurrence or existence of any “Default” or “Event of Default” (each as defined in the Loan Agreement).

     “Senior Liabilities” means, collectively, any and all liabilities, obligations and indebtedness of each Borrower (whether for principal, interest, fees, charges, indemnities, fees, costs, expenses, prepayment fees, default interest, reasonable attorneys’ fees and any other sums or amounts) howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or arising, or due or to become due, to Agent and Lenders (or any replacement agent or lender in connection any refinancing of any or all of the Senior Liabilities), including, without limitation, under and pursuant to the Loan Agreement or the Financing Agreements (as defined in the Loan Agreement); it being expressly understood and agreed that the term “Senior Liabilities”, as used herein, shall include, without limitation, any and all interest accruing on any of the Senior Liabilities after the commencement of any Proceeding, notwithstanding any provision or rule of law or statute which might restrict the rights of Agent and Lenders, as against Company or any other Borrower or any other Person, to collect such interest, and any costs of collection or enforcement (including reasonable attorneys’ fees).

[Exhibit A to Investor Rights Agreement]

     “Subordinated Collection Action” means (x) any demand of or for or acceleration of any or all of the Junior Liabilities, (y) the filing or initiating, or joining with any Person in filing or initiating, a Proceeding against, Company, or (z) any judicial proceeding or other action of any kind initiated or taken by Investor, or by Investor in concert with any other Person or by any other Person with the support of Investor, against Company or any other Person to collect the Junior Liabilities.

[Exhibit A to Investor Rights Agreement]